Term Sheet

Filed pursuant to Rule 433

Registration Statements Nos. 333-282373 and 333-289967

September 16, 2025

United Mexican States

Terms and Conditions

4.750% Notes due 2031

Issuer:	United Mexican States

Transaction:	4.750% Notes due 2031 (the “2031 Notes”)

Issue Currency:	U.S. Dollars

Issue Size:	U.S.$1,500,000,000

Ratings:	Baa2/BBB/BBB- (Moody’s/Standard & Poor’s/Fitch)*

Maturity Date:	March 22, 2031

Pricing Date:	September 16, 2025

Settlement Date:	September 22, 2025 (T+4)

Coupon:	4.750%

Coupon Payment Frequency:	Semiannual

Issue Price:	99.632%, plus accrued interest, if any, from September 22, 2025

Reference Benchmark Treasury:	3.625% due August 31, 2030

Reference Benchmark Treasury Price and Yield:	100-04; 3.597%

Re-offer Spread over Benchmark Treasury:	123 bps

Yield to Maturity:	4.827%

Interest Payment Dates:	Semi-annually on March 22 and September 22 of each year, commencing on March 22, 2026

Optional Redemption:

Prior to February 22, 2031 (one month prior to their maturity date) (the “2031 Notes Par Call Date”), Mexico may redeem the 2031 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2031 Notes matured on the 2031 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2031 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2031 Notes Par Call Date, Mexico may redeem the 2031 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2031 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” for this purpose means, with respect to any redemption date, the yield determined by Mexico as described under “Description of the Notes—Optional Redemption – 2031 notes” in the Prospectus Supplement.

Gross Proceeds:	U.S.$1,494,480,000

Ranking:	Senior Unsecured

Governing Law:	State of New York

Registration:	Securities and Exchange Commission (“SEC”) Registered

Authorized Denominations:	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof

Day Count:	30/360

Business Day Convention:	If any payment date for the 2031 Notes falls on a day that is not a Business Day, Mexico will make the payment on the next Business Day. Mexico will treat these payments as if they were made on the due date, and no additional interest will accrue as a result of this delay.

Business Days:	New York

Underwriting Discount:	0.150%

Listing/Trading:	Application will be made to the Euro MTF Market of the Luxembourg Stock Exchange (the “Euro MTF”). The Euro MTF is not a regulated market for the purposes of Directive 2014/65/EU or Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended.

ISIN:	US91087BBJ89

CUSIP:	91087B BJ8

Joint Book-Running Managers /Allocation:

BofA Securities, Inc. (14.286%)

Citigroup Global Markets Inc. (14.286%)

Deutsche Bank Securities Inc. (14.286%)

Goldman Sachs & Co. LLC (14.286%)

J.P. Morgan Securities LLC (14.286%)

Mizuho Securities USA LLC (14.286%)

SMBC Nikko Securities America, Inc. (14.286%)

Prohibition of Sales to EEA Retail Investors:	Applicable

Prohibition of Sales to UK Retail Investors:	Applicable

*

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

A prospectus dated August 29, 2025 accompanies this free writing prospectus and is available on the website of the Securities and Exchange Commission (SEC) at:

https://www.sec.gov/Archives/edgar/data/101368/000119312525192745/d16847dsb.htm

A preliminary prospectus supplement, subject to completion, dated September 16, 2025, for the 2031 Notes, is available from the SEC’s website at:

https://www.sec.gov/Archives/edgar/data/101368/000119312525204322/d47521d424b2.htm

Mexico’s Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on June  20, 2025 is available on the SEC’s website using the following link: https://www.sec.gov/Archives/edgar/data/101368/000119312525143490/d923801d18k.htm

Mexico’s Amendment No. 1 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on July  2, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525154816/d889327d18ka.htm

Mexico’s Amendment No. 2 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on July  22, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525162257/d88820d18ka.htm

Mexico’s Amendment No. 3 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on August  19, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525182796/d64663d18ka.htm

Mexico’s Amendment No. 4 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on August  29, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525192697/d936243d18ka.htm

Mexico’s Amendment No. 5 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on September  15, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525202679/d943395d18ka.htm

The issuer has filed a registration statement (including the prospectus) and the preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the website of the SEC at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling : BofA Securities, Inc. at +1 (800) 294-1322, Citigroup Global Markets Inc. at +1 (800) 831-9146, Deutsche Bank Securities Inc. at +1 (800) 503-4611, Goldman Sachs & Co. LLC at +1 (212) 357-1452, J.P. Morgan Securities LLC at +1 (866) 846-2874, Mizuho Securities USA LLC at +1 (866) 271-7403 and SMBC Nikko Securities America, Inc. at +1 (888) 868-6856.

No EU PRIIPs or UK PRIIPs KID: No EU PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail in the EEA or the UK.

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The 2031 Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such 2031 Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

SECTION 309B(1) OF THE SECURITIES AND FUTURES ACT (CHAPTER 289 OF SINGAPORE) NOTIFICATION: The 2031 Notes in this offering are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in the Monetary Authority of Singapore (“MAS”) Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Term Sheet

Filed pursuant to Rule 433

Registration Statements Nos. 333-282373 and 333-289967

September 16, 2025

United Mexican States

Terms and Conditions

5.375% Notes due 2033

Issuer:	United Mexican States

Transaction:	5.375% Notes due 2033 (the “2033 Notes”)

Issue Currency:	U.S. Dollars

Issue Size:	U.S.$4,000,000,000

Ratings:	Baa2/BBB/BBB- (Moody’s/Standard & Poor’s/Fitch)*

Maturity Date:	March 22, 2033

Pricing Date:	September 16, 2025

Settlement Date:	September 22, 2025 (T+4)

Coupon:	5.375%

Coupon Payment Frequency:	Semiannual

Issue Price:	99.634%, plus accrued interest, if any, from September 22, 2025

Reference Benchmark Treasury:	3.875% due August 31, 2032

Reference Benchmark Treasury Price and Yield:	100-17+; 3.785%

Re-offer Spread over Benchmark Treasury:	165 bps

Yield to Maturity:	5.435%

Interest Payment Dates:	Semi-annually on March 22 and September 22 of each year, commencing on March 22, 2026

Optional Redemption:

Prior to January 22, 2033 (two months prior to their maturity date) (the “2033 Notes Par Call Date”), Mexico may redeem the 2033 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2033 Notes matured on the 2033 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2033 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2033 Notes Par Call Date, Mexico may redeem the 2033 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2033 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” for this purpose means, with respect to any redemption date, the yield determined by Mexico as described under “Description of the Notes—Optional Redemption – 2033 notes” in the Prospectus Supplement.

Gross Proceeds:	U.S.$3,985,360,000

Ranking:	Senior Unsecured

Governing Law:	State of New York

Registration:	Securities and Exchange Commission (“SEC”) Registered

Authorized Denominations:	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof

Day Count:	30/360

Business Day Convention:	If any payment date for the 2033 Notes falls on a day that is not a Business Day, Mexico will make the payment on the next Business Day. Mexico will treat these payments as if they were made on the due date, and no additional interest will accrue as a result of this delay.

Business Days:	New York

Underwriting Discount:	0.150%

Listing/Trading:	Application will be made to the Euro MTF Market of the Luxembourg Stock Exchange (the “Euro MTF”). The Euro MTF is not a regulated market for the purposes of Directive 2014/65/EU or Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended.

ISIN:	US91087BBK52

CUSIP:	91087B BK5

Joint Book-Running Managers /Allocation:

BofA Securities, Inc. (14.286%)

Citigroup Global Markets Inc. (14.286%)

Deutsche Bank Securities Inc. (14.286%)

Goldman Sachs & Co. LLC (14.286%)

J.P. Morgan Securities LLC (14.286%)

Mizuho Securities USA LLC (14.286%)

SMBC Nikko Securities America, Inc. (14.286%)

Prohibition of Sales to EEA Retail Investors:	Applicable

Prohibition of Sales to UK Retail Investors:	Applicable

*

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

A prospectus dated August 29, 2025 accompanies this free writing prospectus and is available on the website of the Securities and Exchange Commission (SEC) at:

https://www.sec.gov/Archives/edgar/data/101368/000119312525192745/d16847dsb.htm

A preliminary prospectus supplement, subject to completion, dated September 16, 2025, for the 2033 Notes, is available from the SEC’s website at:

https://www.sec.gov/Archives/edgar/data/101368/000119312525204322/d47521d424b2.htm

Mexico’s Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on June  20, 2025 is available on the SEC’s website using the following link: https://www.sec.gov/Archives/edgar/data/101368/000119312525143490/d923801d18k.htm

Mexico’s Amendment No. 1 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on July  2, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525154816/d889327d18ka.htm

Mexico’s Amendment No. 2 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on July  22, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525162257/d88820d18ka.htm

Mexico’s Amendment No. 3 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on August  19, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525182796/d64663d18ka.htm

Mexico’s Amendment No. 4 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on August  29, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525192697/d936243d18ka.htm

Mexico’s Amendment No. 5 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on September  15, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525202679/d943395d18ka.htm

The issuer has filed a registration statement (including the prospectus) and the preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the website of the SEC at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. at +1 (800) 294-1322, Citigroup Global Markets Inc. at +1 (800) 831-9146, Deutsche Bank Securities Inc. at +1 (800) 503-4611, Goldman Sachs & Co. LLC at +1 (212) 357-1452, J.P. Morgan Securities LLC at +1 (866) 846-2874, Mizuho Securities USA LLC at +1 (866) 271-7403 and SMBC Nikko Securities America, Inc. at +1 (888) 868-6856.

No EU PRIIPs or UK PRIIPs KID: No EU PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail in the EEA or the UK.

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The 2033 Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such 2033 Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

SECTION 309B(1) OF THE SECURITIES AND FUTURES ACT (CHAPTER 289 OF SINGAPORE) NOTIFICATION: The 2033 Notes in this offering are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in the Monetary Authority of Singapore (“MAS”) Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Term Sheet

Filed pursuant to Rule 433

Registration Statements Nos. 333-282373 and 333-289967

September 16, 2025

United Mexican States

Terms and Conditions

5.625% Notes due 2035

Issuer:	United Mexican States

Transaction:	5.625% Notes due 2035 (the “2035 Notes”)

Issue Currency:	U.S. Dollars

Issue Size:	U.S.$2,500,000,000

Ratings:	Baa2/BBB/BBB- (Moody’s/Standard & Poor’s/Fitch)*

Maturity Date:	September 22, 2035

Pricing Date:	September 16, 2025

Settlement Date:	September 22, 2025 (T+4)

Coupon:	5.625%

Coupon Payment Frequency:	Semiannual

Issue Price:	99.532%, plus accrued interest, if any, from September 22, 2025

Reference Benchmark Treasury:	4.250% due August 15, 2035

Reference Benchmark Treasury Price and Yield:	101-23; 4.037%

Re-offer Spread over Benchmark Treasury:	165 bps

Yield to Maturity:	5.687%

Interest Payment Dates:	Semi-annually on March 22 and September 22 of each year, commencing on March 22, 2026

Optional Redemption:

Prior to June 22, 2035 (three months prior to their maturity date) (the “2035 Notes Par Call Date”), Mexico may redeem the 2035 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2035 Notes matured on the 2035 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2035 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2035 Notes Par Call Date, Mexico may redeem the 2035 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2035 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” for this purpose means, with respect to any redemption date, the yield determined by Mexico as described under “Description of the Notes—Optional Redemption – 2035 notes” in the Prospectus Supplement.

Gross Proceeds:	U.S.$2,488,300,000

Ranking:	Senior Unsecured

Governing Law:	State of New York

Registration:	Securities and Exchange Commission (“SEC”) Registered

Authorized Denominations:	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof

Day Count:	30/360

Business Day Convention:	If any payment date for the 2035 Notes falls on a day that is not a Business Day, Mexico will make the payment on the next Business Day. Mexico will treat these payments as if they were made on the due date, and no additional interest will accrue as a result of this delay.

Business Days:	New York

Underwriting Discount:	0.150%

Listing/Trading:	Application will be made to the Euro MTF Market of the Luxembourg Stock Exchange (the “Euro MTF”). The Euro MTF is not a regulated market for the purposes of Directive 2014/65/EU or Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended.

ISIN:	US91087BBL36

CUSIP:	91087B BL3

Joint Book-Running Managers /Allocation:

BofA Securities, Inc. (14.286%)

Citigroup Global Markets Inc. (14.286%)

Deutsche Bank Securities Inc. (14.286%)

Goldman Sachs & Co. LLC (14.286%)

J.P. Morgan Securities LLC (14.286%)

Mizuho Securities USA LLC (14.286%)

SMBC Nikko Securities America, Inc. (14.286%)

Prohibition of Sales to EEA Retail Investors:	Applicable

Prohibition of Sales to UK Retail Investors:	Applicable

*

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

A prospectus dated August 29, 2025 accompanies this free writing prospectus and is available on the website of the Securities and Exchange Commission (SEC) at:

https://www.sec.gov/Archives/edgar/data/101368/000119312525192745/d16847dsb.htm

A preliminary prospectus supplement, subject to completion, dated September 16, 2025, for the 2035 Notes, is available from the SEC’s website at:

https://www.sec.gov/Archives/edgar/data/101368/000119312525204322/d47521d424b2.htm

Mexico’s Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on June  20, 2025 is available on the SEC’s website using the following link: https://www.sec.gov/Archives/edgar/data/101368/000119312525143490/d923801d18k.htm

Mexico’s Amendment No. 1 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on July  2, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525154816/d889327d18ka.htm

Mexico’s Amendment No. 2 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on July  22, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525162257/d88820d18ka.htm

Mexico’s Amendment No. 3 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on August  19, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525182796/d64663d18ka.htm

Mexico’s Amendment No. 4 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on August  29, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525192697/d936243d18ka.htm

Mexico’s Amendment No. 5 to the Annual Report on Form 18-K for the year ended December 31, 2024 as filed with the SEC on September  15, 2025 is available on the SEC’s website using the following link:

https://www.sec.gov/Archives/edgar/data/101368/000119312525202679/d943395d18ka.htm

The issuer has filed a registration statement (including the prospectus) and the preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the website of the SEC at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. at +1 (800) 294-1322, Citigroup Global Markets Inc. at +1 (800) 831-9146, Deutsche Bank Securities Inc. at +1 (800) 503-4611, Goldman Sachs & Co. LLC at +1 (212) 357-1452, J.P. Morgan Securities LLC at +1 (866) 846-2874, Mizuho Securities USA LLC at +1 (866) 271-7403 and SMBC Nikko Securities America, Inc. at +1 (888) 868-6856.

No EU PRIIPs or UK PRIIPs KID: No EU PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail in the EEA or the UK.

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The 2035 Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such 2035 Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

SECTION 309B(1) OF THE SECURITIES AND FUTURES ACT (CHAPTER 289 OF SINGAPORE) NOTIFICATION: The 2035 Notes in this offering are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in the Monetary Authority of Singapore (“MAS”) Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.